Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE:	Stanley Furniture Company, Inc.
April 26, 2011	Investor Contact: Micah S. Goldstein
(276) 627-2565
STANLEY FURNITURE ANNOUNCES
FIRST QUARTER 2011 OPERATING RESULTS
Losses Narrow As New Operations Model Shows Substantial Progress
STANLEYTOWN, VA, April 26, 2011/Businesswire/ — Stanley Furniture Company, Inc. (Nasdaq-NGS:STLY) today reported sales and operating results for the first quarter of 2011.
Net sales for the quarter decreased 4% to $26.6 million compared to $27.7 million in the fourth quarter of 2010. Order backlog grew $2.2 million as the company completed the first full quarter with its new operational strategy announced in May of last year. “Sales were consistent with our expectations for the first quarter”, said Glenn Prillaman, Chief Executive Officer. “Over the coming quarter we expect our backlog to narrow as the flow of goods from our Stanley product line improves from our overseas partners and as our Young America manufacturing facility in North Carolina continues to improve service to its customers”, Mr. Prillaman continued. Net loss for the quarter improved to $3.9 million, or $.27 per share compared to a net loss of $8.3 million, or $.73 per share, in the fourth quarter of 2010.
Operating loss narrowed substantially to $3.4 million compared to the $10.4 million operating loss in the fourth quarter of 2010. The Company generated positive gross margins of $1.7 million or 6.3% in the first quarter, ending four consecutive quarters of negative gross margins. “While we are still in the early stages of our new operating model, both customer reaction and financial performance indicate that we are making significant progress”, said Prillaman. We completed our restructuring plan in the first quarter and recorded $768,000 in related expenses, most of which consumed cash. Operating loss for the fourth quarter of 2010 included $2.5 million of restructuring expenses and $2.4 million of accelerated depreciation.
Cash on hand at quarter-end was $22.3 million down from $25.5 million at December 31, 2010. Working capital, excluding cash, decreased slightly to $26.5 million from $27.2 million at year-end 2010. “The combination of our efforts to raise capital late in 2010 and our improved performance in the first quarter has protected the strength of our balance sheet”, said Prillaman. Inventories declined from $25.7 million at year-end to $22.8 million at the end of the first quarter. Subsequent to quarter-end, the company received a $3.1 million tax refund.
“Our path towards profitability continues,” said Prillaman. “Our focus remains on reaching profitability at the operating level at some point in the second half of this year. Our people believe in our plan, and we have demonstrated that we have the necessary resources. While we know we have substantial hurdles ahead, we are pleased with our results and our progress on several fronts.”

All earnings per share amounts are on a diluted basis.
Established in 1924, Stanley Furniture Company, Inc. is a leading designer and manufacturer of wood furniture targeted at the premium price range of the residential market. Its common stock is traded on the Nasdaq stock market under the symbol STLY.
Conference Call Details
The Company will host a conference call Wednesday morning, April 27, 2011 at 9:00 a.m. Eastern Time. The dial-in-number is (877) 407-8029. The call will also be web cast and archived on the Company’s web site at www.stanleyfurniture.com. The dial-in-number for the replay (available through May 3, 2011) is (877) 660-6853, the account reference number is 275 and the conference number is 368350.
Forward-Looking Statements
Certain statements made in this news release are not based on historical facts, but are forward-looking statements. These statements can be identified by the use of forward-looking terminology such as “believes,” “estimates,” “expects,” “may,” “will,” “should,” or “anticipates,” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. These statements reflect our reasonable judgment with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include our success in profitably producing Young America products in our domestic manufacturing facility, disruptions in offshore sourcing including those arising from supply or distribution disruptions or those arising from changes in political, economic and social conditions, as well as laws and regulations, in countries from which we source products, international trade policies of the United States and countries from which we source products, our success in transitioning our adult product line to offshore vendors, the inability to raise prices in response to inflation and increasing costs, lower sales due to worsening of current economic conditions, the cyclical nature of the furniture industry, failure to anticipate or respond to changes in consumer tastes and fashions in a timely manner, business failures or loss of large customers, competition in the furniture industry including competition from lower-cost foreign manufacturers, the inability to obtain sufficient quantities of quality raw materials in a timely manner, environmental, health, and safety compliance costs, and extended business interruption at our manufacturing facility. Any forward-looking statement speaks only as of the date of this news release and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.
TABLES FOLLOW

STANLEY FURNITURE COMPANY, INC.
Consolidated Operating Results
(in thousands, except per share data)

	Three Months Ended
	April 02,	December 31,	April 03,
	2011	2010	2010

Net sales	$26,571	$27,689	$36,524

Cost of sales	24,886	33,711	39,563

Gross profit (loss)	1,685	(6,022)	(3,039)

Selling, general and administrative expenses	5,121	4,363	5,470

Goodwill impairment charge			9,072

Operating loss	(3,436)	(10,385)	(17,581)

Income from Continued Dumping and Subsidy Offset Act, net		1,556
Other income, net	29	6	15
Interest income			2
Interest expense	538	707	1,058

Loss before income taxes	(3,945)	(9,530)	(18,622)

Income tax (benefit) expense	(16)	(1,206)	451

Net loss	$(3,929)	$(8,324)	$(19,073)

Diluted loss per share	$(.27)	$(.73)	$(1.85)

Weighted average number of shares	14,345	11,345	10,335

STANLEY FURNITURE COMPANY, INC.
Supplemental Information
Reconciliation of GAAP to Non-GAAP Operating Results

	Three Months Ended
	April 2,	December 31,	April 3,
	2011	2010	2010
Reconciliation of operating loss as reported to operating loss adjusted:

Operating loss as reported	$(3,436)	$(10,385)	$(17,581)
Goodwill impairment charge			9,072
Plus accelerated depreciation		2,403
Plus restructuring charge	768	2,511	24

Operating loss as adjusted	$(2,668)	$(5,471)	$(8,485)

Reconciliation of net loss as reported to net loss adjusted:

Net loss as reported	$(3,929)	$(8,324)	$(19,073)
Goodwill impairment charge			9,072
Less income from CDSOA, net		1,427
Plus accelerated depreciation		2,099
Plus restructuring charge	768	2,193	24

Net loss as adjusted	$(3,161)	$(5,459)	$(9,977)

Reconciliation of loss per share (EPS) as reported to loss per share adjusted:

EPS as reported	$(.27)	$(.73)	$(1.85)
Goodwill impairment charge			.88
Less income from CDSOA, net		.13
Plus accelerated depreciation		.19
Plus restructuring charge	.05	.19

EPS as adjusted	$(.22)	$(.48)	$(.97)

Note:
We have included the above reconciliation of reported financial measures according to GAAP to non-GAAP financial measures because we believe that this reconciliation provides useful information that allows investors to compare operating results to those of other periods by excluding goodwill impairment charge, income from CDSOA proceeds, accelerated depreciation and restructuring related charges. These measures should be considered in addition to results prepared in accordance with GAAP and should not be considered a substitute for or superior to GAAP results.

STANLEY FURNITURE COMPANY, INC.
Consolidated Condensed Balance Sheets
(in thousands)

	April 02,	December 31,	April 03,
	2011	2010	2010

Assets
Current assets:
Cash	$22,314	$25,532	$33,646
Accounts receivable, net	12,280	9,888	16,123
Inventories	22,764	25,695	35,490
Prepaid expenses and other current assets	4,231	5,883	12,431
Income tax receivable	4,020	3,952
Deferred income taxes	704	1,021	1,981

Total current assets	66,313	71,971	99,671

Property, plant and equipment, net	16,004	15,980	30,338
Other assets		445	132

Total assets	$82,317	$88,396	$130,141

Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt			$12,857
Accounts payable	$7,412	$9,116	11,239
Accrued expenses	10,077	10,086	8,287

Total current liabilities	17,489	19,202	32,383

Long-term debt			15,000
Deferred income taxes	704	1,021	1,981
Other long-term liabilities	6,326	6,378	6,716

Stockholders’ equity	57,798	61,795	74,061

Total liabilities and stockholders’ equity	$82,317	$88,396	$130,141

STANLEY FURNITURE COMPANY, INC.
Consolidated Condensed Statements of Cash Flows
(in thousands)

	Three Months Ended
	April 02,	April 03,
	2011	2010
Cash flows from operating activities:
Cash received from customers	$24,139	$35,594
Cash paid to suppliers and employees	(28,330)	(43,748)
Interest paid		(1)
Income taxes (paid) received, net	(52)	3

Net cash used by operating activities	(4,243)	(8,152)

Cash flows from investing activities:
Capital expenditures	(409)	(2)
Purchase of other assets	(38)	(146)
Proceeds from sale of assets	1,472

Net cash provided (used) by investing activities	1,025	(148)

Cash flows from financing activities:
Proceeds from exercise of stock options		119

Net cash provided by financing activities		119

Net decrease in cash	(3,218)	(8,181)
Cash at beginning of period	25,532	41,827

Cash at end of period	$22,314	$33,646

Reconciliation of net loss to net cash used by operating activities:
Net loss	$(3,929)	$(19,073)

Goodwill impairment		9,072
Depreciation and amortization	387	1,042
Deferred income taxes		1,307
Stock-based compensation	8	181
Changes in working capital	(1,167)	(1,103)
Other assets	510	482
Other long-term liabilities	(52)	(60)

Net cash used by operating activities	$(4,243)	$(8,152)